EXECUTION COPY

AMENDED AND RESTATED SERVICING AGREEMENT

between

INDYMAC BANK, F.S.B.
(Servicer)

and

GOLDMAN SACHS MORTGAGE COMPANY
(Owner)

Dated as of November 1, 2005

Fixed & Adjustable-Rate First Lien Residential Mortgage Loans

TABLE OF CONTENTS

i

DESCRIPTION OF ATTACHMENTS

Exhibit A	MORTGAGE LOAN SCHEDULE

Exhibit B	LIST OF COLLATERAL DOCUMENTS

Exhibit C	LIST OF DOCUMENTS IN CREDIT FILE

Exhibit D	FORM OF ANNUAL CERTIFICATION

Exhibit E	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE.

SERVICING AGREEMENT

THIS SERVICING AGREEMENT (this "Agreement") dated as of November 1, 2005, is by and between INDYMAC BANK, F.S.B., in its capacity as servicer (the “Servicer"), and GOLDMAN SACHS MORTGAGE COMPANY, and its successors and assigns, as owner (the "Owner").

PRELIMINARY STATEMENT

WHEREAS, the Owner and IndyMac Bank, F.S.B., (“Indymac”) have entered into that certain Amended and Restated Master Mortgage Loan Purchase Agreement dated as of November 1, 2005 between the Owner, as purchaser and Indymac, as seller, pursuant to which the Owner will purchase and Indymac will sell from time to time, certain fixed and adjustable-rate first lien residential mortgage loans (the “Master Mortgage Loan Purchase Agreement”);

WHEREAS, the Servicer is in the business of providing primary servicing of mortgage loans and owns the right to service the Mortgage Loans (as hereinafter defined) listed on the Mortgage Loan Schedule (as hereinafter defined);

WHEREAS, the Owner and the Servicer are parties to that certain Servicing Agreement, dated February 1, 2004, as amended (the “Original Servicing Agreement”), pursuant to which the Owner requested the Servicer to service the Mortgage Loans and the Servicer agreed to service, as an independent contractor, such mortgage loans for the Owner on the terms and conditions set forth therein;

WHEREAS, at present time, the Owner and the Servicer desire to amend the Original Servicing Agreement to make certain modifications as set forth herein with respect to all Mortgage Loans serviced pursuant to this Agreement or the Original Servicing Agreement

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Servicer and the Owner agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Acceptable Servicing Procedures: The procedures, including prudent collection and loan administration procedures, and standard of care employed by prudent mortgage servicers. Such standard of care (i) shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account, (ii) shall be in accordance with the requirements of the Servicer’s policies and procedures, (iii) shall be, at a minimum, at least as prudent and customary in the mortgage origination and servicing business and (iv) shall be in full compliance with all federal, state and local laws, ordinances, rules and regulations.

Advance: A Monthly Advance or Servicing Advance.

Agreement: This Amended and Restated Servicing Agreement, including all exhibits and schedules hereto, and all amendments hereof and supplements hereto.

Ancillary Income: All income if any, derived from any Mortgage Loan, including but not limited to late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, speed pay fees, reconveyance and demand statement fees, loan modification fees and reamortization fees.

Applicable Requirements: The (i) terms of the Mortgage and Mortgage Note related to each Mortgage Loan, (ii) the federal, state, local and foreign laws, statutes, rules, regulations, ordinances, standards, requirements, administrative rulings, orders and processes pertaining to Mortgage Loans, including but not limited to those pertaining to the processing, origination and servicing of the Mortgage Loans and the servicer’s policies and procedures, (iii) the requirements of a Primary Mortgage Insurer (if any) with respect to the processing, origination, insuring, servicing or filing of claims in connection with the Mortgage Loans, (iv) the requirements of the Owner as set forth in this Agreement, and (v) the reasonable and customary mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

ARM Loan: A Mortgage Loan as to which the related Mortgage Note provides that the Mortgage Interest Rate may be adjusted periodically.

Assignment of Mortgage: An assignment of mortgage, notice of transfer, or equivalent instrument, in recordable form, sufficient under and complying with the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the assignee named therein.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the States of New York or California are authorized or obligated by law or executive order to be closed.

Closing Date: The date on which the sale and purchase of a Mortgage Loan Package is consummated between the Owner and Indymac pursuant to the terms of the Master Mortgage Loan Purchase Agreement.

Code: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

Collateral Documents: With respect to any Mortgage Loan, the mortgage loan documents pertaining to such Mortgage Loan which are specified in Exhibit B hereto and any additional mortgage documents pertaining to such Mortgage Loan required to be added to the related Collateral File pursuant to the terms of this Agreement.

Collateral File: With respect to any Mortgage Loan, the file pertaining to such Mortgage Loan that contains each of the related Collateral Documents.

Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards or settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

Consents: shall mean the unconditional written consent or approval, as necessary, of an Investor and any applicable Insurer to the Servicer’s servicing of the Mortgage Loans hereunder.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

Coop Shares: Shares issued by a Cooperative Corporation.

Cooperative Unit: A single family dwelling located in a Cooperative Property.

Credit File: With respect to any Mortgage Loan, a file pertaining to such Mortgage Loan and containing copies of the mortgage loan documents described on Exhibit C attached hereto, the credit documentation relating to the origination of such Mortgage Loan and copies of the Collateral Documents. Each Credit File shall be maintained by the Servicer (either on paper or on microfilm or any other comparable medium).

Custodial Account: The account or accounts created and maintained pursuant to Section 3.4 of this Agreement which account(s) shall be an Eligible Account.

Custodial Agreement: Any agreement with respect to the Mortgage Loans governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents, entered into among Indymac, the Servicer and JPMorgan Chase Bank.

Custodian: With respect to any Mortgage Loan and the related Collateral File, JPMorgan Chase Bank and any successor custodian under any custodial agreement which may be entered into between the Servicer, the Owner or any subsequent Owner and the custodian named therein regarding the warehousing and safekeeping of such Collateral File.

Cut-off Date: With respect to a Mortgage Loan Package, the first day of the month in which the related Cut-off Date occurs or such other date as may be mutually agreed to by the parties.

Default: Any condition or circumstance that is, or with notice or the lapse of time or both, would become, an Event of Default.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date: The Business Day immediately preceding the related Remittance Date.

Due Date: With respect to any Mortgage Loan, the first day of the month on which Monthly Payments on such Mortgage Loan are due, exclusive of any days of grace.

Due Period: With respect to each Remittance Date, the period beginning on the second day of the month immediately preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date.

Eligible Account: An account or accounts maintained with a Qualified Depository.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 3.6.

Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, if any, fire and hazard insurance premiums, and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

Event of Default: Any one of the conditions or circumstances enumerated in Section 7.1.

Exchange Act. The Securities Exchange Act of 1934, as amended.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

Fidelity Bond: A fidelity bond to be obtained by the Servicer pursuant to Section 3.12.

Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

Gross Margin: With respect to each ARM Loan, the fixed percentage amount set forth in the related Mortgage Note as shown in the Mortgage Loan Schedule, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

Index: With respect to any ARM Loan, the index set forth in the applicable Mortgage Note which is added to the Gross Margin to determine the Mortgage Interest Rate on each Interest Rate Adjustment Date. In the event the Index becomes unavailable for any reason, the Servicer shall select an alternative index, in accordance with the terms of the Mortgage Note, and such alternative index shall thereafter be the Index for such Mortgage Loan.

Indymac: IndyMac Bank, F.S.B., a federal savings bank and its successors in interest.

Indymac Information: As defined in Section 5.8.

Initial Rate Cap: As to each ARM Loan, the maximum increase or decrease in the Mortgage Interest Rate on the first Interest Rate Adjustment Date as provided in the related Mortgage Note.

Insurance Proceeds: Proceeds of any Primary Mortgage Insurance Policy, any title policy, any hazard insurance policy or any other insurance policy covering a Mortgage Loan or the related Mortgaged Property, including any amounts required to be deposited in the Custodial Account pursuant to Section 3.10, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Acceptable Servicing Procedures and Section 3.14.

Interest Rate Adjustment Date: As to any ARM Loan, the date specified in a Mortgage Note on which the Mortgage Interest Rate for the related Mortgage Loan is subject to adjustment.

Investor: With respect to any Mortgage Loan, a Person who has a beneficial interest in, or is a record owner of, such Mortgage Loan or any trustee acting on behalf of any such Person.

Late Collections: With respect to any Mortgage Loan, all amounts (other than Monthly Advances) received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of the Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or in connection with the sale of the Mortgaged Property if the Mortgaged Property is a REO Property.

LPMI Fee: The portion of the Mortgage Interest Rate relating to a LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by the Servicer to pay the premium due on a Primary Mortgage Insurance Policy with respect to a LPMI Loan.

LPMI Loan: Any Mortgage Loan with respect to which the Servicer is responsible for paying the premium due on the related Primary Mortgage Insurance Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

Losses: Any claims, penalties, fines, forfeitures, damages, liabilities, losses and expenses, including reasonable attorneys' fees.

Master Servicer: As defined in Section 5.4(a).

Maturity Date: With respect to any Mortgage Loan, the maturity date of the related Mortgage Note and Mortgage as specified therein.

MERS: Mortgage Electronic Registration, Inc. a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS ® System: The system of recording transfers of mortgages electronically maintained by MERS.

Monthly Advance: Commencing with each Monthly Payment due on or after the related Cut-off Date, the portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Servicer pursuant to Section 4.3 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note.

Mortgage: The mortgage, mortgage deed, deed of trust or other instrument creating a first lien on or first priority ownership interest on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor, as the case may be, including any riders, addenda, assumption agreements or modifications relating thereto.

Mortgage Interest Rate: As to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan and, with respect to an ARM Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: Any mortgage loan that is sold pursuant to this Agreement, as evidenced by such mortgage loan’s inclusion on the related Mortgage Loan Schedule, which mortgage loan includes, without limitation, the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds (if applicable) and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding the servicing rights relating thereto. Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage Loans constituting a Mortgage Loan Package.

Mortgage Loan Package: Pools of Mortgage Loans sold to the Owner pursuant the Master Mortgage Loan Purchase Agreement.

Mortgage Loan Remittance Rate: with respect to each Mortgage Loan, the interest rate payable to the Owner on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and any LPMI Fees, if applicable.

Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Exhibit A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Indymac’s Mortgage Loan number; (2) the address, city, state and zip code of the Mortgaged Property (or, in the case of each Cooperative Loan, of the related Cooperative Unit); (3) a code indicating whether the Mortgagor is self-employed; (4) a code indicating whether the Mortgaged Property is owner-occupied, investment property or a second home; (5) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four family residence, condominium, manufactured housing, mixed-use property, raw land and other non-residential properties, planned unit development or cooperative stock in a cooperative housing corporation; (6) the purpose of the Mortgage Loan; (7) the type of Mortgage Loan (i.e., Fixed Rate or Adjustable Rate Mortgage Loan); (8) the Mortgage Interest Rate at origination; (9) the current Mortgage Interest Rate; (10) whether the Mortgage Loan has Monthly Payments that are interest only for a period of time; (11) the Servicing Fee Rate; (12) the current Monthly Payment; (13) the original term to maturity; (14) the remaining term to maturity; (15) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (16) the LTV at origination and if the Mortgage Loan has a second lien, combined LTV at origination; (17) the actual principal balance of the Mortgage Loan as of the Cut-off Date; (18) social security number of the Mortgagor; (19) a code indicating whether the Mortgage Loan has negative amortization and the maximum amount of such negative amortization; (20) a code indicating whether the Mortgage Loan had a second lien at origination; (21) if the Mortgage Loan has a second lien, combined loan balance as of the Cut-off Date; (22) a code indicating whether the Mortgaged Property is a leasehold estate; (23) the due date of the Mortgage Loan; (24) whether the Mortgage Loan is insured by a Primary Mortgage Insurance Policy and the name of the insurer; (25) the certificate number of the Primary Mortgage Insurance Policy; (26) the amount of coverage of the Primary Mortgage Insurance Policy; (27) the type of appraisal; (28) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; (29) a code indicating whether the Mortgage Loan is subject to a prepay penalty and the terms of such prepayment penalty; (30) documentation type (including asset and income type); (31) first payment date; (32) the schedule of the payment delinquencies in the prior 12 months and (33) FICO score. With respect to any Adjustable Rate Mortgage Loan: (a) the Gross Margin; (b) the Periodic Rate Cap; (c) the Lifetime Rate Cap; (d) the first Interest Rate Adjustment Date cap and the Interest Rate Adjustment Date frequency; (e) the minimum Mortgage Interest Rate; (f) the first Interest Rate Adjustment Date immediately following the Cut-off Date; and (g) the Index, including the methodology for rounding (e.g. rounded upward, if necessary, to the next nearest ten thousandth (.0001)) and the applicable time frame for determining the Index.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage, including any riders, addenda, assumption agreements or modifications relating thereto.

Mortgaged Property: With respect to a Mortgage Loan that is not a Cooperative Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the State in which such real property is located, which may include condominium units and planned unit developments, improved by a residential dwelling; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate of the Mortgagor, the term of which is equal to or longer than the term of the Mortgage. With respect to a Cooperative Loan, the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Cooperative Loan and the related Cooperative Lease.

Mortgagor: The obligor on a Mortgage Note and his/her successors in title to the Mortgage Property.

Nonrecoverable Advance: Any portion of any of a Monthly Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer hereunder which, in the good faith judgment of the Servicer, will not be ultimately recoverable from Late Collections.

Offering Materials: As defined in Section 5.8(d).

Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President of the Servicer, and delivered to the Owner as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer or an affiliate thereof, reasonably acceptable to the Owner.

Owner: Goldman Sachs Mortgage Company and its successors and assigns.

Periodic Rate Cap: With respect to each ARM Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

Permitted Instruments: Any one or more of the following obligations or securities:

(i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) repurchase obligations with respect to any security described in clause (i) above, provided that the unsecured long-term obligations of the party agreeing to repurchase such obligations are at the time rated by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) in one of its three highest rating categories;

(iii) federal funds, certificates of deposit, time deposits, and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that the long-term debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, the long-term debt obligations of the bank holding company) at the date of acquisition thereof have been rated by the S&P in one of its three highest rating categories;

(iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the S&P in its highest short-term rating category; and

(v) any other obligation or security acceptable to Standard & Poor's Corporation in respect of mortgage pass-through certificates rated in one of its three highest rating categories, as evidenced by a letter from the S&P to such effect.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Charge: With respect to any Mortgage Loan, the prepayment premium or charge, if any, required under the terms of the related Mortgage Note to be paid in connection with a Principal Prepayment, to the extent permitted by applicable law.

Prepayment Period: With respect to any Remittance Date, the Prepayment Period shall commence on and include the second day of the prior month through and including the first day of the month in which such Remittance Date occurs.

Prepayment Interest Shortfall Amount: With respect to any Remittance Date and Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Principal Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such calendar month, the amount of interest (at the Mortgage Loan Remittance Rate) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Primary Mortgage Insurance Policy: With respect to any Mortgage Loan, the policy of primary mortgage guaranty insurance (including all endorsements thereto), if any, issued by a Qualified Insurer with respect to such Mortgage Loan, or any replacement policy.

Primary Mortgage Insurer: The named insurer under any Primary Mortgage Insurance Policy.

Prime: As of any date of determination, the annual interest rate, adjusted daily, published from time to time in The Wall Street Journal (Western Edition) as the “PRIME RATE” in the “MONEY RATES” section.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Condemnation Proceeds, Insurance Proceeds, and Liquidation Proceeds) which is received in advance of its scheduled Due Date (not including any Prepayment Charge) and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Privacy Laws: Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and all applicable regulations promulgated thereunder

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

Qualified Depository: (i) A depository, the long-term unsecured debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two highest rating categories at the time of any deposit therein, or (ii) a depository, the deposits of which are fully insured to the maximum extent permitted by the FDIC or (iii) the corporate trust department of a national bank; provided that in case of (ii) and (iii) above, they maintain a rating by a nationally recognized statistical rating agency in the highest rating categories for short term debt obligations.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, which insurer is approved in such capacity by an Agency.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreements: The agreement or agreements entered into by the Servicer and the Owner and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Securitization Transaction. Such agreement or agreements shall prescribe the rights and obligations of the Servicer in servicing the related Mortgage Loans.

Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Securitization Transaction pursuant to Section 5.9 hereof. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Servicer shall cease to service those Mortgage Loans under this Agreement in accordance with the termination provisions set forth in Section 5.9 hereof.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Advice Date: The 10th day of each month or, if such 10th day is not a Business Day, the first Business Day immediately following such day.

Remittance Date: With respect to each Mortgage Loan: the eighteenth (18th) day of any month, beginning with the eighteenth (18th) day of the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following such day.

REO Property: A Mortgaged Property acquired in foreclosure or by deed in lieu of foreclosure, as described in Section 3.13.

Sarbanes Certifying Party: A Person who provides certification required under the Sarbanes-Oxley Act of 2002 in connection with a Securitization or other securitization transaction.

Securities Act: The Securities Act of 1933, as amended.

Securitization: The transfer of the Mortgage Loans to a trust formed as part of a publicly issued and/or privately placed, rated securitization, including the issuance of the related Securities.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Coop Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Coop Shares and the related Proprietary Lease.

Servicer: IndyMac or any successor to the Servicer as permitted under this Agreement.

Servicer Information: As defined in Section 10.7(a).

Servicing Advances: All customary, reasonable, and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) that are incurred by the Servicer in the performance of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration, and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, and (iv) compliance with the obligations of this Agreement, including without limitation under Sections 3.8 and 3.10.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: With respect to each Mortgage Loan being serviced and administered pursuant to this Agreement, the amount of the annual fee payable to the Servicer as compensation for servicing and administering such Mortgage Loan and for managing and disposing of REO Property in accordance with the terms of this Agreement. For each Mortgage Loan, such fee shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate, multiplied by (ii) the outstanding Unpaid Principal Balance of such Mortgage Loan as of the first day of such month, and shall be payable in accordance with Section 5.3. With respect to any REO Property that is being managed by the Servicer in accordance with Section 3.13 of this Agreement, such fee shall be payable through and until the disposition of such REO Property or the transfer of the REO Property to the Owner for management by the Owner, and the amount of such fee shall be based upon the Unpaid Principal Balance of the related Mortgage Loan at the time of the related foreclosure.

Servicing Fee Rate: As set forth on the Mortgage Loan Schedule.

Servicing File: As to each Mortgage Loan, the copies of the Collateral Documents, as well as the credit and closing packages, disclosures, copies of the all other files, books, records and documents necessary to (a) establish the eligibility of the Mortgage Loan for insurance by a Qualified Insurer, if any; and/or (b) service the Mortgage Loan in accordance with Acceptable Servicing Procedures, including the documents listed on Exhibit B hereto, some of which maybe held by the Custodian.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Unpaid Principal Balance: With respect to each Mortgage Loan as of any date of determination: (i) the unpaid principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Owner with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

3/1 Loan: An ARM Loan where the Mortgage Interest Rate is fixed for the first 36 months.

5/1 Loan: An ARM Loan where the Mortgage Interest Rate is fixed for the first 60 months.

7/1 Loan: An ARM Loan where the Mortgage Interest Rate is fixed for the first 84 months.

10/1 Loan: An ARM Loan where the Mortgage Interest Rate is fixed for the first 120 months.

Any capitalized term used herein and not otherwise defined, shall have the meaning assigned to such term in the Master Mortgage Loan Purchase Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES;
REMEDIES FOR BREACH

Section 2.1 Representations and Warranties of the Servicer

With respect to a Mortgage Loan Package, the Servicer represents, warrants and covenants to the Owner that, as of the related Closing Date:

(a) The Servicer is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified and licensed to transact business in and is in good standing under the laws of each state where each Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its term;

(b) The Servicer has the full power and authority to (i) perform and enter into and consummate all transactions contemplated by this Agreement and (ii) to service each Mortgage Loan;

(c) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer, which is in the business of servicing loans;

(d) Neither the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's [charter] or result in a material breach of any legal restriction or any material agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

(e) The Servicer is an approved servicer for Fannie Mae and Freddie Mac in good standing. No event has occurred, including a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements;

(f) There is no action, suit, proceeding, investigation or litigation pending or, to the Servicer’s knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to the Servicer would materially and adversely affect the Servicer’s ability to service the Mortgage Loans hereunder in accordance with the terms hereof, or the Servicer’s ability to perform its obligations under this Agreement;

(g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer, of or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

(h) The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(i) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(j) The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans registered with MERS;

(k) The Servicer has serviced, and shall at all times service, the Mortgage Loans in accordance with the Acceptable Servicing Procedures, the Mortgage Note and applicable federal, state and local laws and regulations, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, and the Servicer shall maintain in its possession, available for the Owner’s inspection and shall deliver to the Owner upon demand, evidence of compliance with all such requirements. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(l) The Servicer has fully furnished (or caused to be furnished), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, or any their successors and assigns (three of the credit repositories), on a monthly basis; and

(m) No statement, report or other document prepared and furnished by the Servicer or to be prepared and furnished by the Servicer pursuant to this Agreement in connection with the transactions contemplated hereby contain or will contain any untrue statement of fact or omit to state a fact necessary to make the statements contained therein not misleading.

Section 2.2 Remedies for Breaches of Representations or Warranties.

The Servicer shall indemnify the Owner, its affiliates and their respective directors, officers and employees and hold such Persons harmless against any Losses and related costs, judgments, and other costs and expenses resulting from a breach of the Servicer’s representations and warranties contained in Section 2.1 that materially and adversely affects the interests of the Owner in or the value of one or more of the Mortgage Loans. The obligations of the Servicer set forth in this Section 2.2 to indemnify the Owner as provided in this Section 2.2 constitute the sole remedies of the Owner with respect to a breach of the foregoing representations and warranties.

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.1 Identification of Mortgage Loans; Servicer to Act as Servicer

(a) The Servicer, as independent contractor, shall commence servicing and administering each Mortgage Loan on behalf of the Owner from and after the Cut-off Date in accordance with the terms and conditions of this Agreement and Acceptable Servicing Procedures and the terms of the Mortgage Notes and the Mortgages. Except as otherwise expressly provided in this Agreement, the Servicer shall have full power and authority, acting alone, to do any and all things reasonably consistent with the terms of this Agreement, including but not limited to the following: (i) to execute and deliver, on behalf of the Owner, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Owner under this Agreement. The Servicer further is authorized and empowered by the Owner, in its own name when the Servicer, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Owner, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. The Servicer shall at all times act in the best interests of the Owner in performing its obligations under this Agreement.

(b) The documents comprising the Collateral File relating to each Mortgage Loan serviced hereunder and that are retained by the Servicer pursuant to the terms hereof, together with all other documents with respect to each such Mortgage Loan which are prepared by or which come into the possession of the Servicer, shall immediately vest in the Owner and shall be held and maintained in trust by the Servicer at the will of the Owner and in a custodial capacity only. The documents comprising each Collateral File and all related documents which come into the possession of the Servicer and are so held by the Servicer shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership interest of the Owner in such Collateral File and related documents. The Servicer shall release its custody of any such documents only in accordance with written instructions from the Owner, unless such release is required as incidental to the Servicer’s servicing of the Mortgage Loans.

The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Owner or its designee the related Servicing File during the time the Owner retains ownership of a Mortgage Loan and thereafter in accordance with Applicable Law. The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Owner may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that in no event shall there be more than four Persons at any given time having the status of “Owner” hereunder. The Owner also shall advise the Servicer of the transfer. Upon receipt of notice of the transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred. If the Servicer receives written notification of a transfer less than five (5) Business Days before the monthly Determination Date, the Servicer’s duties to remit and report to the new purchaser(s) as required by Section 5.9 hereof shall begin with the first Determination Date after the Reconstitution Date.

(c) Consistent with the terms of this Agreement and subject to the REMIC Provisions if the Mortgage Loans have been transferred to a REMIC, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if, in the Servicer's reasonable and prudent determination, such waiver, modification, variation, postponement or indulgence is in the best interests of and is not materially adverse to the Owner and will not result in the impairment of coverage under any Primary Mortgage Insurance Policy; provided, however, that the Servicer may not, without the prior written consent of the Owner, (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate (other than by adjustments required by the terms of the related Mortgage Note), the Lifetime Rate Cap (if applicable), the Initial Rate Cap (if applicable), the Periodic Rate Cap (if applicable) or the Gross Margin (if applicable), (ii) defer or forgive the payment of any principal or interest, (iii) reduce the outstanding principal amount (except to reflect actual payments of principal), (iv) except other than pursuant to the terms of the Mortgage Loan, make any advances of additional principal or (v) extend the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.3, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the Unpaid Principal Balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver on behalf of itself and the Owner in connection with any Mortgage Loan all instruments of satisfaction, cancellation or full release upon receipt by the Servicer of payment in full of the Unpaid Principal Balance or, with the prior written consent of the Owner, partial release or discharge, and all other comparable instruments with respect to the Mortgage Loans and the Mortgaged Properties. The Servicer shall prepare and deliver to the Owner such documents requiring execution and delivery as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Owner shall execute such documents and deliver them to the Servicer. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

(d) As to each ARM Loan, the Servicer shall make periodic Mortgage Interest Rate and Monthly Payment adjustments, as applicable, in strict compliance with (i) the terms of the Mortgage and Mortgage Note, (ii) all applicable law, and (iii) Acceptable Servicing Procedures.

Section 3.2 Liquidation of Mortgage Loans

In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform or observe any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer will proceed diligently to collect all payments due and shall take such action as it shall reasonably deem to be in the best interest of the Owner. In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more, the Servicer shall commence foreclosure proceedings in accordance with Acceptable Servicing Procedures and the guidelines with respect to the timelines, fees and costs set forth by Fannie Mae or Freddie Mac. In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances.

Section 3.3 Collection of Mortgage Loan Payments

Continuously from the date hereof until the principal and interest on all Mortgage Loans being serviced hereunder are paid in full or this Agreement is otherwise terminated, the Servicer will proceed diligently to collect all payments due under each of such Mortgage Loans when the same shall become due and payable. With respect to those Mortgage Loans, if any, as to which the Servicer collects Escrow Payments, the Servicer will ascertain or estimate, as the case may be, annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums and all other charges that, as provided in any Mortgage, will become due and payable so that the Escrow Payments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, Primary Mortgage Insurance Policy or otherwise or against any public or governmental authority with respect to a taking or condemnation) if in its reasonable judgment it believes that it will be unable to enforce the provision of the Mortgage or other instrument pursuant to which payment is required.

Section 3.4 Establishment of Custodial Account; Deposits in Custodial Account

(a) The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, "Custodial Account"), which may be interest bearing, titled," IndyMac Bank, F.S.B., in trust for Goldman Sachs Mortgage Company as Owner, and any successor Owner.” Such Custodial Account shall be an Eligible Account.

(b) With respect to each Mortgage Loan, the Servicer shall not later than the end of the second Business Day following receipt thereof, deposit in the Custodial Account and retain therein the following payments and collections received by the Servicer subsequent to the Cut-off Date:

(i) all payments on account of principal, including Principal Prepayments and, except as otherwise expressly provided in the related Purchase Price and Terms Letter, the Prepayment Charges, actually collected by the Servicer on the Mortgage Loans;

(ii) all payments on account of interest actually collected by the Servicer on the Mortgage Loans less the Servicing Fee;

(iii) all Liquidation Proceeds;

(iv) all Insurance Proceeds, other than Insurance Proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with Acceptable Servicing Procedures;

(v) all Condemnation Proceeds which are not released to the Mortgagor in accordance with the Owner's written consent and Acceptable Servicing Procedures and Section 3.14;

(vi) any amounts with respect to Monthly Advances required to be deposited in the Custodial Account pursuant to Sections 4.3 and 5.3 ;

(vii) any amount required to be deposited in the Custodial Account pursuant to Sections 3.1(c), 3.4(c), 3.10, 3.11(c), 3.13(d), (e) and (g), and 4.1(b) of this Agreement; and

(viii) an amount to be deposited from the Servicer’s own funds, without reimbursement therefor, equal to the lesser of the Prepayment Interest Shortfall Amount, if any, for the month preceding the month in which the applicable Remittance Date occurs and one half of the Servicing Fee for such Remittance Date.

(c) The Servicer may cause the funds on deposit from time to time in the Custodial Account to be invested in Permitted Instruments, which investments shall mature not later than the Business Day immediately preceding the applicable Remittance Date next following the date of such investment. All such investments shall be made in the name of the Servicer or its nominee. All income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The Servicer shall indemnify the Owner for any and all Losses incurred in respect of any such investment by the Servicer, and the amount of any Losses incurred in respect of any such investment shall be deposited in the Custodial Account by the Servicer out if its own funds immediately, without reimbursement therefor.

(d) It is understood and agreed that payments in the nature of Ancillary Income need not be deposited by the Servicer in the Custodial Account.

Section 3.5 Permitted Withdrawals from the Custodial Account

(a) The Servicer may, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i) to make payments and distributions to the Owner in the amounts and in the manner provided for in Section 4.1;

(ii) to reimburse itself for Monthly Advances made by the Servicer from its own funds pursuant to Section 4.3, the Servicer’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such Monthly Advance was made and such other amounts as are collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan (or to amounts received on the Mortgage Loans as a whole in the event that such Monthly Advance is made to pay a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Servicemembers Civil Relief Act). Notwithstanding the foregoing, the Servicer may reimburse itself for Monthly Advances from any funds in the Custodial Account if it has determined that such funds are Nonrecoverable Advances (as certified by the Servicer to the Owner in an Officer’s Certificate) (or if all funds, with respect to the related Mortgage Loan, have previously been remitted to the Owner). Notwithstanding anything to the contrary contained herein, if the Servicer is Indymac and the Mortgage Loan for which such Advances were made was required to be repurchased by Indymac pursuant to the Master Mortgage Loan Purchase Agreement, the Servicer shall not be entitled to reimburse itself for such Advances;

(iii) to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees, Servicer’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related proceeds from Liquidation Proceeds, Condemnation Proceeds, Primary Mortgage Insurance Proceeds and Other Insurance Proceeds; provided that the Servicer may reimburse itself from any funds in the Custodial Account for (a) Servicing Advances and Servicing Fees if all funds with respect to the related Mortgage Loan have previously been remitted to Owner and (b) Servicing Advances which it has determined are Nonrecoverable Advances (as certified by the Servicer to the Owner in an Officer’s Certificate). Notwithstanding anything to the contrary contained herein, if the Servicer is Indymac and the Mortgage Loan for which such Advances were made was required to be repurchased by Indymac pursuant to the Master Mortgage Loan Purchase Agreement, the Servicer shall not be entitled to reimburse itself for such Advances;

(iv) to reimburse any Master Servicer for Securitization for any unreimbursed Monthly Advances or Servicing Advances made by such Master Servicer, as applicable, the right to reimbursement pursuant to this subclause (iv) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, such trustee’s right thereto shall be prior to the rights of the Servicer to reimbursement under (ii) and (iii), and prior to the rights of the Owner under (i);

(v) to pay itself any Servicing Fee and other servicing compensation not paid to the Servicer pursuant to Section 5.3;

(vi) to pay to itself any interest earned on funds deposited in the Custodial Account;

(vii) if there shall be amounts deposited in the Custodial Account in error, including the Servicing Fee and other servicing compensation not required to be deposited therein, to withdraw such amounts; and

(viii) to clear and terminate the Custodial Account upon the termination of this Agreement in accordance with Article 8.

Section 3.6 Establishment of Escrow Account; Deposits in Escrow Account; Escrow Analysis

(a) The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, "Escrow Account"), which may be interest bearing, titled, with respect to the Servicer, " IndyMac Bank, F.S.B., in trust for Goldman Sachs Mortgage Company, as Owner, and any successor Owner, and certain Mortgagors.” The Escrow Account shall be an Eligible Account.

(b) The Servicer shall not later than the end of the second Business Day following receipt thereof (or sooner if required by applicable law) deposit in the Escrow Account maintained by the Servicer and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals from the Escrow Account maintained by the Servicer only in accordance with Section 3.7. The Servicer shall be entitled to retain any interest earned on funds deposited in the Escrow Account maintained by the Servicer other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account maintained by the Servicer may not bear interest or that the interest earned on such escrowed funds is insufficient for such purpose.

Section 3.7 Permitted Withdrawals from the Escrow Account

Withdrawals from the Escrow Account maintained by the Servicer may be made by the Servicer only (a) to effect timely payments of taxes, assessments, water rates, insurance premiums, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage; (b) to reimburse the Servicer for any Servicing Advance made by the Servicer pursuant to Sections 3.8, 3.10 and 3.11 with respect to a related Mortgage Loan, the Servicer’s right to reimburse itself pursuant to this clause (b) being limited to the amounts as may be collected by the Servicer from the related Mortgagor or from the related insurer; (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan; (d) for transfer to the Custodial Account in accordance with the terms of this Agreement; (e) for application to restoration or repair of the related Mortgaged Property in accordance with the provisions of Section 3.14, (f) to pay to a Mortgagor, to the extent required by Applicable Requirements, interest on the funds deposited in the Escrow Account; (g) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the related Mortgagor), (h) to remove funds inadvertently placed in the Escrow Account by the Servicer; or (i) to clear and terminate the Escrow Account upon the termination of this Agreement, in accordance with Article 8.

Section 3.8 Payment of Taxes, Insurance and Other Charges

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of property taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums, if any, and fire and hazard insurance coverage and flood insurance, all as required hereunder. If a Mortgage Loan requires Escrow Payments, the Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date in a manner consistent with Acceptable Servicing Procedures, employing for such purpose Mortgagor deposits in the Escrow Account. The Servicer shall, with respect to each Mortgage Loan for which Escrow Payments are maintained, conduct an escrow analysis in accordance with industry standard procedures. If a Mortgage Loan does not require Escrow Payments, or if there are insufficient funds in the related Escrow Account, the Servicer shall cause all such bills to be paid on a timely basis and shall from its own funds, if necessary, make a Servicing Advance to make timely payment of all such bills. The Servicer shall monitor the payment status of such charges (including renewal premiums) by the related Mortgagor, and shall effect payment thereof in a manner consistent with Acceptable Servicing Procedures, and in all events prior to the foreclosure of any lien against the Mortgaged Property resulting from non-payment of such property taxes, assessments and other charges and prior to the termination of any such insurance coverage. No costs incurred by the Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating remittances to the Owner, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 3.9 Transfer of Custodial Accounts and Escrow Accounts

The Servicer may from time to time transfer the Custodial Account or the Escrow Account maintained by it to a different depository institution, provided that each such account shall be and remain an Eligible Account.

Section 3.10 Maintenance of Hazard Insurance

(a) The Servicer shall cause to be maintained, with a Qualified Insurer for each Mortgage Loan serviced by it, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the Underwriting Guidelines, in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area then identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is available), the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac. Such flood insurance shall be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended. The Servicer shall also maintain on each REO Property with an insurer acceptable under the Underwriting Guidelines (x) fire and hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements securing the Mortgage Loan that are a part of such property, (y) liability insurance and (z) to the extent required and available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, each as amended, or other applicable federal law, flood insurance in an amount as provided above. Any costs incurred by the Servicer maintaining insurance under this Section 3.10 shall be recoverable as Servicing Advances. Any amounts collected by the Servicer under any such policies shall be paid over or applied by the Servicer in accordance with Acceptable Servicing Procedures for the restoration or repair of the Mortgaged Property subject to the related Mortgage, for release to the Mortgagor in accordance with Acceptable Servicing Procedures, or for application in reduction of the Mortgage Loan. Any such amounts shall be deposited in the Custodial Account and subject to withdrawal pursuant to Section 3.5. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer hereunder in connection with any Mortgage Loan or Mortgaged Property, other than pursuant to applicable laws and regulations that are at any time in force and require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice to the Servicer of any cancellation, reduction in amount, or material change in coverage. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent upon any policy renewal; provided, however, upon any such policy renewal, the Servicer shall not accept any such insurance policies, unless the insurers are acceptable under the Underwriting Guidelines and are licensed to do business in the jurisdiction in which the Mortgaged Property is located.

In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable under the Underwriting Guidelines, the Servicer shall notify the Owner and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another Qualified Insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time.

If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current requirements under the Underwriting Guidelines.

Notwithstanding anything set forth in the preceding paragraphs, the Servicer agrees to indemnify the Owner for any Losses and related costs, judgments, and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Mortgagor (or the Servicer) to maintain hazard insurance or flood insurance with respect to the related Mortgaged Property which complies with the requirements of this section.

Section 3.11 Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder

(a) The parties acknowledge that not all Mortgage Loans will be covered by Primary Mortgage Insurance. In the event that any Mortgage Loans are or become covered by Primary Mortgage Insurance, the provisions set forth below shall apply.

(b) If a Mortgage Loan is covered by a Primary Mortgage Insurance Policy as of the Cut-off Date, or if a Mortgage Loan becomes covered by a Primary Mortgage Insurance Policy pursuant to subsection 3.11(c) below, the Servicer shall, without any cost to the Owner, cause the premium for each such Primary Mortgage Insurance Policy, beginning with the premium due after the Cut-off Date in the case of any Mortgage Loan covered by a Primary Insurance Policy prior to the Cut-off Date, to be paid on a timely basis and shall from its own funds, if necessary, make a Servicing Advance to pay the premium on a timely basis. The Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy that is required to be kept in force under any Mortgage and pursuant to this subsection, or pursuant to subsection 3.11(c) below, unless a replacement Primary Mortgage Insurance Policy for such canceled or non renewed policy is obtained from and maintained with an insurer that satisfies the standards set forth in this subsection. If the insurer shall cease to be a Qualified Insurer, the Servicer shall obtain from another qualified insurer a replacement Primary Mortgage Insurance Policy. The Servicer shall not take any action or fail to take any action that would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.1, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

(c) As part of its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms thereof and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.4, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.5, and remitted to the Owner on the appropriate Remittance Date.

Section 3.12 Fidelity Bond; Errors and Omissions Insurance

The Servicer shall maintain, at its own expense, with responsible companies that meet the requirements of Fannie Mae or Freddie Mac, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees, agents and other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (collectively, the "Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses from forgery, theft, embezzlement, fraud, errors, omissions, failure to maintain any insurance policies required pursuant to this Agreement, and dishonest or negligent acts of such Servicer Employees, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby and such fidelity bond and errors and omissions insurance policy shall in no event be terminated or materially modified without 30 days prior written notice to the Owner. No provision of this Section 3.12 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The terms of any such fidelity bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Selling and Servicing Guide, or by Freddie Mac in the Freddie Mac Seller’s and Servicer’s Guide, as amended or restated from time to time. Upon the request of the Owner, the Servicer shall cause to be delivered to the Owner a certificate of insurance with respect to such fidelity bond and errors and omissions insurance policy.

Section 3.13 Title, Management and Disposition of Real Estate Owned

(a) The Servicer shall notify the Owner of its intention to institute any foreclosure proceeding no fewer than ten (10) days prior to initiating such proceeding. The Servicer shall notify the Owner of its intention to accept a deed-in-lieu of foreclosure or a partial release of any of the Mortgaged Property subject to the lien of the Mortgage no fewer than ten (10) days prior to accepting such deed-in-lieu or partial release and shall only accept such deed-in-lieu or grant such partial release if the Owner has not objected before the end of the tenth day after delivery of such notice. In connection with any foreclosure sale, the Servicer shall consult with the Owner with regard to a bid price for the related Mortgaged Property. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with all applicable laws, rules and regulations and shall provide to the Mortgagors any reports required to be provided to them thereby. The Owner shall furnish to the Servicer any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

(b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure ("REO Property"), the deed or certificate of sale shall be taken in the name of the Servicer for the benefit of the Owner or, in the event the Owner is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner.

(c) The Servicer shall manage, conserve, protect, and operate each REO Property solely for the purpose of its prompt disposition and sale. The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect, and operate the REO Property in accordance with Acceptable Servicing Procedures. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year) on such terms and conditions as the Servicer deems to be in the best interest of the Owner.

The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, not later than the end of the third taxable year after the year of its acquisition unless (i) (A) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Servicer determines, and gives an appropriate notice to the Owner to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Owner as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Owner, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Servicer and Owner shall be entered into with respect to such purchase money mortgage.

Notwithstanding anything to the contrary contained in this Section 3.13, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector shall be arranged by the Servicer. Upon completion of the inspection, the Servicer shall provide the Owner with a written report of such environmental inspection. In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not, without the prior approval of the Owner, proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event the Owner or its designee directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all customary, reasonable, and necessary “out of pocket” costs and expenses that are incurred by the Servicer with respect to the related Mortgaged Property from the Custodial Account, as though such costs were Servicing Advances, pursuant to Section 3.4 hereof.

(d) The Servicer shall hold all funds collected and received in connection with the operation of REO Property separate and apart from its own funds or general assets, in the Custodial Account.

(e) The Servicer shall deposit, or cause to be deposited not later than the end of the second Business Day following receipt thereof in the Custodial Account maintained by it all revenues received with respect to the conservation and disposition of any REO Property for distribution to the Owner pursuant to the provisions of Section 4.1.

(f) [RESERVED]

(g) [RESERVED]

(h) The Servicer shall withdraw the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10 and the fees of any managing agent of the Servicer, or the Servicer itself. The Servicer shall make monthly distributions on each Remittance Date to the Owner of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described above and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 3.14 Application of Proceeds of Insurance to Repair or Restoration

The Servicer shall collect the proceeds from all policies of insurance required to be maintained pursuant to Section 3.10 with respect to all losses that may occur. The Servicer may remit such proceeds to the Mortgagor toward the restoration or repair of the related property in a manner, and shall otherwise take such actions in connection with such restoration and repair, as shall be consistent with Acceptable Servicing Procedures.

The Servicer need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Acceptable Servicing Practices. At a minimum the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

The Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(1) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

(2) the Servicer shall verify that the Mortgage Loan is not in default; and

(3) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Owner is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

Section 3.15 Inspections

The Servicer or its authorized representative shall conduct inspections of Mortgaged Properties at such times and in a manner consistent with Acceptable Servicing Procedures. For any Mortgage Loan that is not insured by a Primary Mortgage Insurance Policy, in the event such Mortgage Loan becomes 45 days delinquent, (a) the Servicer shall inspect the related Mortgage Property as promptly as practicable after the 45th day of delinquency, (b) the Servicer may perform an inspection at such other times and at such intervals as the Servicer deems appropriate and (c) the Servicer shall immediately perform an inspection upon any abandonment of the related Mortgaged Property. For any Mortgage Loan that is insured by a Primary Mortgage Insurance Policy, the Servicer shall inspect the related Mortgaged Property as directed by the related Primary Insurer; provided, however, that, at a minimum, in the event the Mortgage Loan becomes 60 days delinquent, the Servicer shall inspect the related Mortgaged Property prior to the 90th day of delinquency. The Servicer shall keep a written report of each such inspection and shall provide a copy of such report to the Owner upon the request of the Owner.

Section 3.16 Fair Credit Reporting Act.

The Servicer, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

Section 3.17 Compliance with the Privacy Laws

The Servicer shall comply with all provisions of the Privacy Laws relating to the Mortgage Loans, the related borrowers and any "nonpublic personal information" (as defined in the Privacy Laws) received by the Servicer incidental to the performance of its obligations under this Agreement, including, maintaining adequate information security procedures to protect such nonpublic personal information and providing all privacy notices required by the Privacy Laws.

ARTICLE IV

PAYMENTS TO THE OWNER

Section 4.1 Distributions

(a) On each Remittance Date the Servicer shall remit to the Owner (a) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges or withdrawals from the Custodial Account pursuant to Section 3.5, plus (b) all Monthly Advances, if any, that the Servicer is obligated to distribute pursuant to Section 4.3; minus (c) any amounts attributable to Principal Prepayments received after the related Prepayment Period; minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date. It is understood that by operation of Section 3.4, the remittance on the first Remittance Date with respect to a Mortgage Loan Package is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate, collected through such Determination Date exclusive of any portion thereof allocable to the period of time prior to the Cut-off Date, with the adjustments specified in (b), (c) and (d) above. Each such remittance shall be made by wire or other electronic funds transfer of immediately available funds to the account of the Owner according to the written wire instructions provided by the Owner to the Servicer from time to time.

(b) With respect to any remittance to the Owner made by the Servicer after the second Business Day following the Business Day on which such remittance was due, the Servicer shall pay to the Owner interest on such late remittance at an annual rate equal to Prime plus two percent (2.0%), but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late remittance is made and shall cover the period commencing with the date on which such remittance was due and ending with the Business Day on which such late remittance is made, both inclusive. Such interest shall be remitted along with such late remittance. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 4.2 Reports

(a) Not later than each Remittance Advice Date, the Servicer shall furnish to the Owner via any electronic medium a monthly report in a form reasonable acceptable to institutional buyers of mortgage loans, which report shall include, without limitation, with respect to each Mortgage Loan the following loan-level information: (i) the balance due as of the last day of the related Due Period, (ii) all Principal Prepayments applied to the Mortgagor’s account during the related Prepayment Period, (iii) the amount of the remittance made on such Remittance Date which is allocable to principal and allocable to interest; (iv) the amount of servicing compensation received by the Servicer during the prior calendar month and (v) the delinquency and bankruptcy status of the Mortgage Loan, if applicable.

(b) With respect to any REO Property, and upon the request of the Owner, the Servicer shall furnish to the Owner a statement describing the Servicer’s efforts during the previous month in connection with the sale of such REO Property, including any rental of such REO Property incidental to the sale thereof and an operating statement. The Servicer shall also provide the Owner with such information concerning the Mortgage Loans as is necessary for Owner to prepare its federal income tax return and as the Owner may reasonably request from time to time. The Owner agrees to pay for all reasonable out-of-pocket expenses incurred by the Servicer in connection with complying with any request made by the Owner hereunder if such information is not customarily provided by the Servicer in the ordinary course of servicing mortgage loans similar to the Mortgage Loans.

Section 4.3 Monthly Advances by Servicer

On the Determination Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments to the extent not allocable to the period prior to the Cut-off Date (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent as of the close of business on the Business Day prior to the related Determination Date or which were deferred pursuant to Section 3.1(c). Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Owner required to be made on such Remittance Date. The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or of the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that such obligation shall cease if the Servicer determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Servicer from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Servicer determines that any such advances are non-recoverable, the Servicer shall provide the Owner with a certificate signed by two officers of the Servicer evidencing such determination.

ARTICLE V

GENERAL SERVICING PROCEDURE; COVENANTS;
REPRESENTATIONS AND WARRANTIES

Section 5.1 Assumption Agreements

(a) The Servicer will use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold, whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note, provided that in accordance with the terms of the Mortgage Note, the Servicer may permit an assumption if but only if the Servicer approves the creditworthiness of the assuming party in accordance with the Underwriting Guidelines. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto; provided, however, the Servicer will not exercise such rights if prohibited by Applicable Requirements from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Servicer reasonably believes it is unable under Applicable Requirements to enforce such "due-on-sale" clause, the Servicer (unless otherwise required by law and in any event will notify the Owner of such requirement) will request the written permission of the Primary Mortgage Insurer, if required to cause the coverage under the Primary Mortgage Insurance Policy to remain in full force and effect, and the Owner prior to entering into an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by Applicable Requirements, the Mortgagor remains liable thereon. In connection with any such assumption, the related Mortgage Interest Rate, the Unpaid Principal Balance, the Lifetime Rate Cap (if applicable), the Gross Margin (if applicable), the Initial Rate Cap (if applicable) or the Periodic Rate Cap (if applicable) of the related Mortgage Note and the term of the Mortgage Loan may not be changed. If an assumption is allowed pursuant to this Section 5.1(a), the Servicer, with the prior consent of the Primary Mortgage Insurer, if any, is authorized to enter into a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

(b) The Servicer shall follow Acceptable Servicing Procedures (including underwriting standards) with respect to any such assumption or substitution of liability. The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral File and shall, for all purposes, be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.

(c) For purposes of this Section 5.1, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 5.2 Satisfaction of Mortgages and Release of Collateral Files

(a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer (i) shall prepare the appropriate documents and instruments required to satisfy or release the lien of the Mortgage in accordance with applicable state law requirements, (ii) shall promptly and within the time periods appropriate to process the satisfaction or release within the applicable legal deadlines notify the Owner of such event and (iii) shall request that the Owner deliver the required portion of the Collateral File to the Servicer. The Owner shall, within five (5) Business Days following its receipt of any such certification and request, send to the Servicer the requested portion of the Collateral File. Upon receipt of such package, the Servicer shall prepare and execute the documents and instruments necessary to satisfy or release the lien of the Mortgage and shall process such satisfaction or release in accordance with applicable state law requirements. In addition, if, with respect to any Mortgage Loan that has been paid in full, the Owner has recorded or caused to be recorded in the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located the related Assignment of Mortgage which designates the Owner as the holder of record of the Mortgage, the Servicer shall prepare and deliver to the Owner, together with a request for execution, the documents and instruments necessary to satisfy or release the lien of the Mortgage. The Owner shall, within five (5) Business Days following its receipt of any such request, send to the Servicer the fully-executed documents that were prepared and requested by the Servicer. Upon receipt of such package, the Servicer shall process such satisfaction or release in accordance with applicable state law requirements. In the event that applicable state law requires that a satisfaction or release be recorded within a shorter time period than the processes set forth above permits, the Servicer shall advise the Owner accordingly and shall use reasonable efforts to ensure that the lien of the Mortgage is released or satisfied in accordance with applicable state law requirements. The Owner shall assist therewith by returning to the Servicer the required portion of the Collateral File (and, if applicable, the executed satisfaction and release documents and instruments) within the time periods specified by the Servicer. The Servicer shall not be liable for and the Owner shall indemnify the Servicer against any third party liability for failure to release the lien of a Mortgage as required under applicable law to the extent that such failure was caused by the Owner’s breach of its obligations under this Section 5.2.

(b) If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall remit to the Owner the then unpaid principal balance of the related Mortgage Loan. The Servicer shall maintain the fidelity bond and errors and omissions insurance policy as provided for in Section 3.12 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 5.3 Servicing Compensation

As compensation for its services hereunder, the Servicer shall be entitled to pay itself the Servicing Fee with respect to each Mortgage Loan from the gross amount of interest payments on such Mortgage Loan which are actually received by the Servicer with respect thereto. Additional servicing compensation in the form of all Ancillary Income which are actually received by the Servicer may be retained by the Servicer to the extent not required to be deposited into the Custodial Account pursuant to the terms of this Agreement. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for in this Agreement.

Section 5.4 Annual Statements as to Compliance

(a) The Servicer shall deliver to the Owner, to any master servicer and/or trustee which is master servicing or acting as trustee with respect to any of the Mortgage Loans pursuant to a Securitization (each, a “Master Servicer”) and to the Sarbanes Certifying Party not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the related Closing Date occurs) or (b) with respect to any calendar year during which the annual report of the entity which is the Depositor (or other party responsible for filing Form 10-K with the Commission (as defined below)) of the Mortgage Loans pursuant to a Securitization or other securitization transaction on Form 10-K is required to be filed in accordance with the Exchange Act, and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), an Officer’s Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding fiscal year and of performance under this Agreement has been made under such officer’s supervision (ii) based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the actions being taken by the Servicer to cure such default, and (iii) all reports and information provided to the Owner by the Servicer, pursuant to the Servicer’s reporting requirements under the Agreement, are accurate and complete in all material respects. Copies of such statement may be provided by the Owner to any Person identified as a prospective purchaser of the Mortgage Loans.

(b) With respect to any Mortgage Loans that are subject to a Securitization, not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), an officer of the Servicer shall execute and deliver an Officer’s Certificate in the form attached hereto as Exhibit D to the Sarbanes Certifying Party for the benefit of the Master Servicer, the Sarbanes Certifying Party and their respective officers, directors and affiliates.

(c) The Servicer shall indemnify and hold harmless the Master Servicer and the Sarbanes Certifying Party (any such person, an “Indemnified Party”) from and against any Losses and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer of its obligations under this Section 5.4 or Section 5.5, or any material misstatement or omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by the Indemnified Party as a result of the Losses of the Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 5.4 or Section 5.5, or the Servicer’s material misstatement or omission, negligence, bad faith or willful misconduct in connection therewith.

(d) It is acknowledged and agreed that each Master Servicer and the Sarbanes Certifying Party shall be an express third party beneficiary of the provisions of this Section 5.4 and shall be entitled independently to enforce the provisions of this Section 5.4 with respect to any obligations owed to such entity as if it were a direct party to this Agreement.

Section 5.5 Annual Independent Public Accountants' Servicing Report

Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the related Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner, any Master Servicer and the Sarbanes Certifying Party to the effect that such firm has examined certain documents and records and performed certain other procedures relating to the servicing of the Mortgage Loans during the immediately preceding calendar year of the Servicer and that such firm is of the opinion that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance therewith, except for such exceptions as shall be set forth in such statement.

Section 5.6 Owner's Right to Examine Servicer Records, etc.

The Owner shall have the right, at the Owner's expense, except for immaterial items in the ordinary course of business, to examine and audit the Servicer's books of account, records, reports, and other papers relating to (i) the performance by the Servicer of its obligations and duties under this Agreement, or (ii) the Mortgage Loans, to make copies and extracts therefrom, and to discuss the affairs, finances, and accounts of such Servicer relating to such performance with its officers and employees, all at such reasonable times and places and as often as may be reasonably requested.

Section 5.7 Consents and Approvals

The Owner shall timely obtain, at its sole cost and expense, the consents and approvals required by law or pursuant to contract to consummate the transactions contemplated hereby.  All such consents will be obtained without any cost or expense to the Servicer and will be obtained without any adverse modification in the terms of any of the agreements relating to the Mortgage Loans or the imposition of any burdensome provisions or conditions on the Servicer.

Furthermore, the Servicer shall provide to the Owner, and for any Owner insured by FDIC or NAIC, the supervisory agents and examiners of FDIC and OTS or NAIC, access to any documentation regarding the Mortgage Loans which may be required by applicable regulations. Such access shall be afforded without charge, but only upon reasonable request, during normal business hours and at the offices of the Servicer.

In addition, the Servicer shall furnish upon request by the Owner, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable and appropriate with respect to the purposes of this Agreement and applicable regulations. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions the Owner may require, provided that the Owner shall pay the Servicer’s reasonable fees and expenses in connection with providing such reports or information. The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 5.8 Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Whole Loan Transfer or a Securitization Transaction on One or More Reconstitution Dates

(a) The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, the Owner may effect one or more Whole Loan Transfers and/or one or more Securitization Transactions. In connection with a Whole Loan Transfer, the related Reconstitution Agreement shall provide that no more than four (4) Persons shall have the status of "Owner" thereunder.

(b) With respect to each Whole Loan Transfer or Securitization Transaction, as the case may be, entered into by Owner, Servicer agrees:

(i) negotiate in good faith and execute a servicer agreement reasonably required to effectuate the Whole Loan Transfer or the Securitization Transaction, as the case may be, provided such agreement creates no greater obligation or cost on the part of the Servicer than otherwise set forth in this Agreement, and provided further that the Servicer shall be entitled to a servicing fee under that agreement at a rate per annum no less than the Servicing Fee Rate;

(ii) to cooperate fully with the Owner and any prospective the Owner with respect to all reasonable requests that are necessary to effect a Securitization Transaction or Whole Loan Transfer;

(iii) provide as applicable:

(A) information pertaining to the Servicer of the type and scope customarily included in offering documents for residential mortgage-backed securities transactions involving multiple loan originators; and

(B) such opinions of counsel, letters from auditors, and certificates of public officials or officers of the Servicer as are reasonably believed necessary by the trustee, any rating agency or the Owner, as the case may be, in connection with such Securitization Transaction. The Owner shall pay all third party costs associated with the preparation of the information described in clause (ii)(A) above and the delivery of any opinions, letters or certificates described in this clause (ii)(B). The Servicer shall not be required to execute any servicer agreement unless a draft of the agreement is provided to the Servicer at least 10 days before the Reconstitution Date, or such longer period as may reasonably be required for the Servicer and its counsel to review and comment on the agreement;

(c) In connection with any Securitization Transaction, the Servicer, upon request, will bring down the representations and warranties made in Section 2.1 in to a date no later than the related Reconstitution Date;

(d) In connection with any Securitization Transaction, the Servicer shall indemnify, defend and hold harmless the Owner, the Depositor, and their respective affiliates, directors, officers and employees from and against any and all Losses to which any such Person may be subject to as a result of any untrue statement of any material fact contained in any information (such information, the “Indymac Information”) prepared and furnished to the Owner or the Depositor, by the Servicer for inclusion in any related offering document or prospectus (collectively, “Offering Materials”), or arise out of, or are based upon, any omission in the Indymac Information necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse to all such parties, as applicable, for damages or expenses reasonably incurred by it, as they are incurred; provided, however, that the Servicer shall be liable only insofar as such untrue statement or omission relates solely to the Indymac Information in the Offering Materials furnished to any such party by the Servicer specifically for inclusion in the Prospectus Supplement; and

(e) All Mortgage Loans not sold or transferred pursuant to Securitization Transactions shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section 5.9 Compliance With REMIC Provisions

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held or transferred, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE VI

THE SERVICER

Section 6.1 Indemnification; Third Party Claims

Subject to Section 6.3, the Servicer agrees to indemnify and hold harmless the Owner against any and all Losses that the Owner may sustain in any way related to the failure of such Servicer to service the Mortgage Loans in compliance with the terms of this Agreement; provided, however, the Servicer shall not be liable hereunder (a) to the extent such Losses directly result from the Custodian's negligent action, negligent failure to act, bad faith, willful misconduct or breach under the Custodial Agreement, dated as of February 1, 2004, among the Owner, Indymac and the Custodian,(b) with respect to any action or inaction in accordance with the direction or consent of the Owner or (c) resulting from the Owner's failure to respond to a request by the Servicer for direction or consent in accordance with Section 3.1(c) hereof. The Servicer shall immediately notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans. The Servicer shall assume (with the written notification to the Owner) the defense of any such claim and pay all reasonable expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer or the Owner, subject to limitation pursuant to this Section 6.1, in respect of such claim. The Servicer shall follow any written instructions received from the Owner in connection with any such claim and the Owner shall promptly reimburse the Servicer for all amounts reasonably advanced by it pursuant to the preceding sentence, except when the claim (a) is related to the Servicer’s obligations to indemnify the Owner pursuant hereto, (b)  results from the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement or (c) results from the Servicer's willful misconduct, bad faith or negligence in performing its duties under this Agreement.

With respect to any Mortgage Loan, in the event that the Owner records or causes to be recorded in the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located the related Assignment of Mortgage which designates the Owner as the holder of record of the Mortgage, the Owner shall comply with the provisions of Section 5.2(a) regarding the execution and delivery of release and reconveyance documents, and shall immediately complete, sign and return to the Servicer any additional documents that may be required of the holder of record of the Mortgage and may be reasonably requested by the Servicer in order to permit the Servicer to comply with the Servicer’s servicing obligations, and, in its capacity as the holder of record, shall take such other action as may be reasonably requested by the Servicer. In addition, if, as a result of the recording of the related Assignment of Mortgage, the Owner, in its capacity as the holder of record, receives written notice of any action with respect to the related Mortgage or the related Mortgaged Property, the Owner shall send a copy of such notice to the Servicer immediately in accordance with the provisions of Section 9.8 of this Agreement. The Owner agrees that the Servicer shall have no liability to the Owner for the Owner’s failure to comply with the provisions set forth in this paragraph.

Section 6.2 Servicer Covenants; Merger or Consolidation of the Servicer

(a) The Servicer covenants that it will keep in full force and effect its existence, rights and franchises as a federal savings bank, and its status as a Fannie Mae or Freddie Mac approved servicer in good standing and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

(b) Any Person into which the Servicer may be merged or consolidated, or any business organization resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to all or substantially all of the business or assets of the Servicer (whether or not related to loan servicing), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Servicer shall not, without the prior written approval of the Owner, be a party to any such merger, consolidation or conversion, or sell or otherwise dispose of all or substantially all of its business or assets unless the successor or surviving person shall be an institution that is a Fannie Mae or Freddie Mac approved servicer in good standing.

Section 6.3 Limitation on Liability of the Servicer and Others

The Servicer and the directors, officers, employees or agents of the Servicer shall not be under any liability to the Owner for (a) any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, (b) errors in judgment, or (c) any action or inaction in accordance with the direction or consent of the Owner; provided, however, this provision shall not protect the Servicer against any breach of warranties or representations made herein, any failure to perform its obligations in accordance with any standard of care set forth in this Agreement (unless in accordance with the direction or consent of the Owner), or any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties or by reason of any breach of the terms and conditions of the Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Subject to Section 6.1, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this Agreement and which may involve it in any expense or liability; provided, however, that the Servicer may, with the consent of the Owner, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights, duties and the interests of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be reimbursed to the Servicer in accordance with Section 6.1.

Section 6.4 Servicer Not to Resign

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that the Servicer's duties hereunder are no longer permissible under Applicable Requirements and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner. No such resignation shall become effective until a successor which satisfies the requirements set forth in Section 9.1 has assumed the Servicer's responsibilities and obligations hereunder in accordance with such Section.

Without in any way limiting the generality of this Section 6.4, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Owner, then the Owner shall have the right to terminate this Agreement upon notice given as set forth in Section 8.2, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

Section 6.5 No Transfer of Servicing

The Servicer acknowledges that the Owner has entered into this Agreement with the Servicer in reliance upon the adequacy of the Servicer's servicing facilities, plan, personnel, records, and procedures, its integrity, reputation, and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Servicer shall not either assign this Agreement or the servicing hereunder without the prior written approval of the Owner in its sole discretion.

ARTICLE VII

DEFAULT

Section 7.1 Events of Default

In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

(i) any failure by the Servicer to remit to the Owner when due any payment required to be made under the terms of this Agreement, which failure continues unremedied for a period of two (2) days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; the Owner shall use reasonable efforts to notify the Servicer that it has not received the payment due, but the Owner’s notice shall not be a condition of the Event of Default; or

(ii) any failure by the Servicer to duly observe or perform, in any material respect, any other covenant, obligation or agreement of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities, or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of thirty (30) days; or

(iv) the Servicer shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all or substantially all of the Servicer's property; or

(v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligation or ceases its normal business operations for three (3) Business Days; or

(vi) failure by the Servicer to maintain its license to do business in any jurisdiction where a Mortgaged Property is located if such license is required and such failure continues unremedied for a period of thirty (30) days; or

(vii) the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of this Agreement, including Section 6.5; or

(viii) the Servicer shall cease to be an approved servicer for Fannie Mae or Freddie Mac.

(ix) the Servicer shall cease to have a minimum net worth of $25,000,000 as determined in accordance with the Financial Accounting Standards Board’s generally accepted accounting principles;

then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer (in each such instance, the “Defaulted Servicer”), may, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all of the rights and obligations of the Defaulted Servicer under this Agreement and may exercise any and all other remedies available at law or at equity. Upon receipt by the Defaulted Servicer of such written notice from the Owner stating the intent to terminate the Defaulted Servicer as servicer under this Agreement as a result of such Event of Default, all authority and power of the Defaulted Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 9.1. Upon written request from the Owner, the Defaulted Servicer shall, at its sole expense, prepare, execute, and deliver to a successor any and all documents and other instruments, place in such successor's possession all Collateral Files and Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, all of which shall be undertaken immediately and shall be completed as soon as possible and in all events by not later than thirty (30) Business Days following the Owner’s request therefor. The Defaulted Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Defaulted Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Defaulted Servicer to the Custodial Account, the Escrow Account or the REO Account and all other amounts which may thereafter be received with respect to the Mortgage Loans and to which the Defaulted Servicer is not entitled pursuant to the terms of this Agreement.

Section 7.2 Waiver of Defaults

The Owner may waive any default by the Defaulted Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

Section 7.3 Survival of Certain Obligations and Liabilities of the Defaulted Servicer

The representations, warranties, covenants, indemnities and agreements of the parties provided in this Agreement and the parties’ obligations hereunder shall survive the execution and delivery and the termination or expiration of this Agreement. Notwithstanding any termination of the rights and obligations of the Defaulted Servicer pursuant to this Section 7, the Defaulted Servicer shall remain liable for any actions of the Defaulted Servicer prior to the effective time of such termination.

ARTICLE VIII

TERMINATION

Section 8.1 Termination of Agreement

This Agreement shall terminate upon any of: (i) the later of the distribution to the Owner of final payment or liquidation with respect to the last Mortgage Loan and each REO Property, or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder, (ii) the mutual consent of the parties in writing, or (iii) the termination of the Servicer pursuant to Section 8.2.

Section 8.2 Termination of the Servicer due to an Event of Default

(a) Upon 30 days’ written notice, the Owner may, at its sole option, upon the occurrence of an Event of Default and in accordance with Section 7.1, terminate any rights the Servicer may have hereunder. Any such notice of termination shall be in writing and delivered to the terminated Servicer (in such instance, the “Terminated Servicer”) by registered mail as provided in Section 9.8 of this Agreement. If the Owner so terminates the rights of a Terminated Servicer, the Owner with full cooperation of the Terminated Servicer shall arrange for the transfer of servicing to, at the Owner’s option, the Owner or a third party, and the Terminated Servicer shall continue servicing, for the Servicing Fee provided herein, the Mortgage Loans under this Agreement until the Owner gives the Terminated Servicer notice of the transfer and such transfer has been completed.

(b) The Terminated Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Terminated Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Terminated Servicer to the Custodial Account, the Escrow Account or the REO Account, or thereafter be received with respect to the Mortgage Loans and to which the Terminated Servicer is not entitled pursuant to the terms of this Agreement.

Section 8.3 Termination Without Cause

Upon at least 30 days prior notice, the Owner may terminate, at its sole option, the Servicer without cause. Any such notice of termination shall be in writing and delivered to the Servicer and any Rating Agency by registered mail as provided in Section 9.7. In the event the Owner so chooses to terminate the Servicer, the Servicer shall be entitled to receive, as liquidated damages, upon its termination as Servicer hereunder without cause pursuant to this Section 8.3, an amount equal to four percent (4%) of the aggregate outstanding principal amount of each Mortgage Loan as of the termination date paid by the Owner to the Servicer.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Successor to the Servicer

(a) Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Section 6.4, 7.1, 8.1 or 8.2, the Owner shall either (i) succeed to and assume all of the Servicer's responsibilities, rights, duties, and obligations under this Agreement from and after the date of such succession or (ii) appoint a successor to the Servicer that shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement pursuant to Section 8.2 above. In the event that the Servicer's duties, responsibilities, and liabilities under this Agreement shall be terminated pursuant to the foregoing Sections, the Servicer shall discharge such duties and responsibilities, and be compensated therefor as provided in this Agreement, during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the foregoing Sections shall not become effective until a successor shall have been appointed pursuant to this Section and shall in no event relieve the Servicer of its non-servicing duties, obligations, covenants, representations and warranties, it being understood and agreed that the provisions of Sections 5.10, 6.1, Article 7 and Article 8 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer or the termination of this Agreement.

(b) The Servicer shall promptly deliver to the successor (i) the funds in the Custodial Account and the Escrow Account to which the Owner is entitled pursuant to the terms of this Agreement, (ii) all other funds to which the Owner is entitled pursuant to the terms of this Agreement net of any unreimbursed Advances, (iii) all other amounts which may thereafter be received with respect to the Mortgage Loans and to which the Servicer is not entitled pursuant to the terms of this Agreement and (iv) all Collateral Files and Servicing Files and related documents and statements held by it hereunder. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

(c) Upon a successor's acceptance of appointment as such, the Owner shall notify the Servicer of such appointment.

Section 9.2 Amendment

This Agreement may be amended from time to time by the parties by written agreement signed by both of the parties.

Section 9.3 Duration of Agreement

This Agreement shall continue in existence and effect until terminated as herein provided.

Section 9.4 Governing Law

THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS OF NEW YORK OR ANY OTHER JURISDICTION.

Section 9.5 General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

(iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

Section 9.6 Reproduction of Documents

This Agreement and all documents relating hereto, including without limitation (i) consents, waivers, and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates, and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 9.7 Notices

All demands, notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or delivered by facsimile, overnight courier, or registered mail, postage prepaid, or delivered by telefacsimile, to:

(i) in the case of the Servicer, at the address set forth below or such other address as may hereafter be furnished to the Owner in writing by the Servicer:

IndyMac Bank, F.S.B
3465 East Foothill Boulevard
Pasadena, California 91107
Attn: Secondary Marketing

(ii) in the case of the Owner, at the address set forth below, or such other address as may hereafter be furnished to the Servicer by the Owner:

Goldman Sachs Mortgage Company
85 Broad Street
New York, NY 10004
Attention: Eugene Gorelik
Tel: (212) 902-5008
Fax: (212) 902-3000

with copies to:

Goldman Sachs Mortgage Company
One New York Plaza
New York, NY 10004
Attention: David Stiepleman
Tel: (212) 902-0940
Fax: (212) 357-2487

and

Goldman Sachs Mortgage Company
100 Second Avenue South
Suite 200 North
St. Petersburg, FL 33701
Attention: Debbie Brown
Tel: (727) 825-3811
Fax: (727) 825-3821

and in the case of any subsequent Owner, as set forth in written notice supplied to the Servicer by such subsequent Owner. All reports that are due to the Owner from the Servicer pursuant to Section 4.2 shall be deemed to have been duly given if delivered to the Internet address from time to time provided by the Owner to the Servicer.

Section 9.8 Severability of Provisions

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or the rights of the Owner hereunder. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 9.9 Disclosure of Relationship

Each party (including the respective affiliates) shall have the right upon obtaining prior written consent from the other party, from time to time, to publish, distribute, advertise or otherwise disclose the relationship and the general services created and performed under this Agreement; provided, however, such disclosure shall not identify the amount or nature of fees earned or to be paid hereunder. No disclosure permitted by this Section 9.10 shall include any Mortgagor information.

Section 9.10 Exhibits and Schedules

The following exhibits and schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement:

Exhibit A	MORTGAGE LOAN SCHEDULE

Exhibit B	LIST OF COLLATERAL DOCUMENTS

Exhibit C	LIST OF DOCUMENTS IN CREDIT FILE

Exhibit D	FORM OF ANNUAL CERTIFICATION

Exhibit E	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Section 9.11 Counterparts; Successors and Assigns

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 6.4, 6.5, 7.1 and 8.1, this Agreement shall inure to the benefit of and be binding upon the Servicer, the Owner and their respective successors and assigns.

Section 9.12 Effect of Headings

The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.13 Other Agreements Superseded

This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 9.14 Confidentiality

Each of the Owner and the Servicer shall employ proper procedures and standards designed to maintain the confidential nature of the terms of this Agreement, except to the extent (a) the disclosure of such terms is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (b) such terms are disclosed to any one or more of such party’s employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this Agreement and such data and information in the normal course of the performance of such Person’s duties for such party, to the extent such party has procedures in effect to inform such Person of the confidential nature thereof; (c) such terms are disclosed in a prospectus, prospectus supplement or private placement memorandum relating to a Securitization of the Mortgage Loans by the Owner (or an affiliate assignee thereof) or to any Person in connection with the resale or proposed resale of all or a portion of the Mortgage Loans by such party in accordance with the terms of this Agreement; and (d) that is reasonably believed by such party to be necessary for the enforcement of such party’s rights under this Agreement.

ARTICLE X

COMPLIANCE WITH REGULATION AB

Section 10.1 Intent of the Parties; Reasonableness.

The Owner and the Servicer acknowledge and agree that the purpose of Article X of this Agreement is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Servicer acknowledges that investors in privately offered securities may require that the Owner or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Owner nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Owner or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Servicer shall cooperate fully with the Owner to deliver to the Owner (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Owner or any Depositor to permit the Owner or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer any Subservicer and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Owner or any Depositor to be necessary in order to effect such compliance.

The Owner (including any of its assignees or designees) shall cooperate with the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Owner’s reasonable judgment, to comply with Regulation AB.

Section 10.2 Additional Representations and Warranties of the Servicer.

(a) The Servicer shall be deemed to represent to the Owner and to any Depositor, as of the date on which information is first provided to the Owner or any Depositor under Section 10.3 that, except as disclosed in writing to the Owner or such Depositor prior to such date: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer or any Subservicer; and (vii) there are no affiliations, relationships or transactions relating to the Servicer or any Subservicer with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b) If so requested by the Owner or any Depositor on any date following the date on which information is first provided to the Owner or any Depositor under Section 10.3, the Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 10.3 Information to Be Provided by the Servicer.

In connection with any Securitization Transaction the Servicer shall (i) within five Business Days following request by the Owner or any Depositor, provide to the Owner and such Depositor (or cause each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, the information and materials specified in paragraphs (a), (c) and (f) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Servicer, provide to the Owner and any Depositor (in writing and in form and substance reasonably satisfactory to the Owner and such Depositor) the information specified in paragraph (d) of this Section.

(a) If so requested by the Owner or any Depositor, the Servicer shall provide such information regarding each each Subservicer, meeting the requirements of Items 1103(a)(1), 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A) [Reserved];

(B) [Reserved];

(C) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer and each Subservicer; and

(D) a description of any affiliation or relationship between the Servicer, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Owner or any Depositor in writing in advance of such Securitization Transaction:

(1) the sponsor;

(2) the depositor;

(3) the issuing entity;

(4) any servicer;

(5) any trustee;

(6) any originator;

(7) any significant obligor;

(8) any enhancement or support provider; and

(9) any other material transaction party.

(b) [Reserved].

(c) If so requested by the Owner or any Depositor, the Servicer shall provide such information regarding the Servicer, as servicer of the Mortgage Loans, and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

(A) the Servicer’s form of organization;

(B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Owner or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2) the extent of outsourcing the Servicer utilizes;

(3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5) such other information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D) information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F) a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G) a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(d) If so requested by the Owner or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) notify the Owner and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Servicer or any Subservicer and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Servicer or any Subservicer and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships.

(e) As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, all information reasonably requested by the Owner or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(f) In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Owner or any Depositor, the Servicer shall provide such information regarding the performance or servicing of the Mortgage Loans as is reasonably required by the Owner or any Depositor to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB and to permit the Owner or such Depositor to comply with the provisions of Regulation AB relating to Static Pool Information regarding the performance of the Mortgage Loans on the basis of the Owner's or such Depositor's reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB (including without limitation as to the format and content of such Static Pool Information). Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the servicer under this Agreement, commencing with the first such report due not less than ten (10) Business Days following such request.

Section 10.4 Servicer Compliance Statement.

On or before March 1 of each calendar year, commencing in 2007, the Servicer shall deliver to the Owner and any Depositor a statement of compliance addressed to the Owner and such Depositor and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 10.5 Report on Assessment of Compliance and Attestation.

(a) On or before March 1 of each calendar year, commencing in 2007, the Servicer shall:

(i) deliver to the Owner and any Depositor a report (in form and substance reasonably satisfactory to the Owner and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Owner and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit E hereto delivered to the Owner concurrently with the execution of this Agreement;

(ii) deliver to the Owner and any Depositor a report of a registered public accounting firm reasonably acceptable to the Owner and such Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii) cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 10.6(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Owner and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv) if requested by the Owner or any Depositor not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Owner, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit D.

The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Owner nor any Depositor will request delivery of a certification under clause (a)(iv) above, unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(b) Each assessment of compliance provided by a Subservicer pursuant to Section 10.5(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit E hereto delivered to the Owner concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 10.5(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 10.6.

Section 10.6 Use of Subservicers and Subcontractors.

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (a) of this Section. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section.

(a) It shall not be necessary for the Servicer to seek the consent of the Owner or any Depositor to the utilization of any Subservicer. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section and with Sections 13.02, 13.03(c) and (e), 13.04, 13.05 and 13.07 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 10.3(d) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Owner and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 10.4, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 10.5 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 10.5 as and when required to be delivered.

(b) It shall not be necessary for the Servicer to seek the consent of the Owner or any Depositor to the utilization of any Subcontractor. The Servicer shall promptly upon request provide to the Owner and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Owner and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Sections 13.05 and 13.07 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Owner and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 10.5, in each case as and when required to be delivered.

Section 10.7 Indemnification; Remedies.

(a) The Servicer shall indemnify the Owner, each affiliate of the Owner, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(1)(a) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided under this Article X by or on behalf of the Servicer, or provided in written or electronic form under this Article X by or on behalf of any Subservicer or Subcontractor (collectively, the “Servicer Information”), or (b) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

(ii) any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article X, including any failure by the Servicer to identify pursuant to Section 10.6(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii) any breach by the Servicer of a representation or warranty set forth in Section 10.2(a) or in a writing furnished pursuant to Section 10.2(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 10.2(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Service, any Subservicer or any Subcontractor.

(b) (2) Any failure by the Seller, Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article X or under Article VII of the Purchase Agreement, or any breach by the Servicer of a representation or warranty set forth in Section 10.2(a) or in a writing furnished pursuant to Section 10.2(b) or any breach by the Seller of a representation or warranty set forth in Section 7.02(a) of the Purchase Agreement or in a writing furnished pursuant to Section 7.02(b) of the Purchase Agreement and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 10.2(b) or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 7.02(b) of the Purchase Agreement to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

(ii) Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 10.4 or 13.05, including (except as provided below) any failure by the Servicer to identify pursuant to Section 10.6(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

Neither the Owner nor any Depositor shall be entitled to terminate the rights and obligations of the Servicer pursuant to this subparagraph (b)(ii) if a failure of the Servicer to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii) The Servicer shall promptly reimburse the Owner (or any designee of the Owner, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

[signatures start on next page]

IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed to this Servicing Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

SERVICER:

INDYMAC BANK, F.S.B.

By:  _________________________________
Name:
Title:

OWNER:

GOLDMAN SACHS MORTGAGE COMPANY

By:  _________________________________
Name:
Title:

EXHIBIT A

MORTGAGE LOAN SCHEDULE

[attach read-only diskette]

A-1

EXHIBIT B

LIST OF CREDIT DOCUMENTS

Copy of Note

Copy of Mortgage or Deed of Trust, including all riders

Copy of all riders to Note and Mortgage or Deed of Trust

Settlement statement (HUD 1)

Copy of PMI Certificate (if applicable)

Appraisal

Flood determination certificate

Hazard Insurance declaration page

Loan application

B-1

EXHIBIT C

LIST OF DOCUMENTS IN COLLATERAL FILE

(a) the original Mortgage Note bearing all intervening endorsements, endorsed in blank and signed in the name of the Seller by an officer thereof;

(b) the original Assignment of Mortgage with assignee’s name left blank;

(c) the original of any guarantee executed in connection with the Mortgage Note;

(d) the original Mortgage with evidence of recording thereon, or if any such mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded mortgage, a photocopy of such mortgage certified by the Seller to be a true and complete copy of the original recorded mortgage;

(e) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

(f) the originals of all intervening assignments of mortgage with evidence of recording thereon, or if any such intervening assignment of mortgage has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, a photocopy of such intervening assignment of mortgage, certified by the Seller to be a true and complete copy of the original recorded intervening assignment of mortgage;

(g) the original mortgagee title insurance policy including an Environmental Protection Agency Endorsement and, with respect to any Adjustable Rate Mortgage Loan, an adjustable-rate endorsement;

(h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

(i) a copy of any applicable power of attorney; and

(j) with respect to any Cooperative Loan, the applicable Cooperative Loan Documents.

C-1

EXHIBIT D

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among Indymac Bank, F.S.B and Goldman Sachs Mortgage Company.

I, ________________________________, the _______________________ of Indymac Bank, F.S.B. (the “Company”), certify to Goldman Sachs Mortgage Co., [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

2. Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

3. Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

4. I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

D-1

5. The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _________________________________

By:  __________________________________
Name:
Title:

D-2

EXHIBIT E

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by Indymac Bank, F.S.B., [Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Indymac Bank, F.S.B.,
[SUBSERVICER]

Date:________________________________

By:  _________________________________
Name:
Title: